UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a press release issued by United Rentals, Inc. (the “Company”) on November 16, 2007 announcing the extension of the expiration date of the previously announced debt tender offers and consent solicitations being made by United Rentals (North America), Inc., the Company’s wholly owned subsidiary, in connection with the Agreement and Plan of Merger, dated as of July 22, 2007 (the “Merger Agreement”), by and among RAM Holdings, Inc., RAM Acquisition Corp. and the Company.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of a press release issued by United Rentals, Inc. on November 19, 2007 regarding the lawsuit commenced by the Company against RAM Holdings, Inc. and RAM Acquisition Corp. (collectively, “RAM”) seeking specific performance of RAM’s obligation to consummate the previously announced merger in accordance with the terms of the Merger Agreement. A copy of the complaint referenced in the press release is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

          (c)          Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 16, 2007 of United Rentals, Inc.
Exhibit 99.2	Press Release, dated November 19, 2007 of United Rentals, Inc.
Exhibit 99.3	Complaint filed by United Rentals, Inc. in the Court of Chancery of the State of Delaware, County of New Castle on November 19, 2007 (without exhibits).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 16, 2007 of United Rentals, Inc.
Exhibit 99.2	Press Release, dated November 19, 2007 of United Rentals, Inc.
Exhibit 99.3	Complaint filed by United Rentals, Inc. in the Court of Chancery of the State of Delaware, County of New Castle on November 19, 2007 (without exhibits).